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                                CREDIT AGREEMENT




                                     BETWEEN




                      NEXTGEN ACQUISITION INC., AS BORROWER




                                       AND




                 THE STILLWATER ASSET-BACKED FUND LP, AS LENDER













                                                        As of October 27, 2006


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







                                CREDIT AGREEMENT

     CREDIT AGREEMENT dated as of October 27, 2006, between NEXTGEN ACQUISITION INC., a Delaware corporation, having an office at One Penn Plaza, Suite 1612, New York, New York 10119 (the "Borrower"), and THE STILLWATER ASSET-BACKED FUND LP, a Delaware limited partnership, having an office at 41 Madison Avenue, New York, New York 10010 (the "Lender").

                                R E C I T A L S:

     The Borrower desires the Lender, and the Lender is willing, subject to and upon the terms and conditions set forth herein and in the other Financing Agreements (as defined herein), to make a Term Loan (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter). Accordingly, the Borrower and the Lender hereby agree as follows:

         NOW, THEREFORE, IT IS AGREED:

         SECTION I.  DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any specified Person, shall mean the power to direct or cause the direction of the actions, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and whether or not such power is actually exercised.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Biodeisel Systems Net Revenue" shall mean, for any specified period, all cash receipts of NextGen Fuel derived from the sale and/or lease of biodiesel systems during such period less applicable freight, normal trade discounts, returns, normal mark down allowances, third-party brokerage fees and deductions for late shipment, but excluding costs of shipment.

     "Biodeisel Systems Net Revenue Repayment Percentage" shall mean, for any specified period, (i) 25% of the Biodeisel Systems Net Revenue for each of the first two biodiesel systems sold or leased during such period, (ii) 30% of the Biodeisel Systems Net Revenue for the third biodiesel system sold or leased during such period, (iii) 35% of the Biodeisel Systems Net Revenue for the fourth biodiesel system sold or leased during such period and (iv) 40% of the Biodeisel Systems Net Revenue for each additional biodiesel system sold or leased during such period.

     "Borrower" shall have the meaning set forth in the preamble to this Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York.

     "Cash Equivalents" shall mean:

     (i) demand deposits at, or certificates of deposit in Dollars of, any Institutional Lender;

     (ii) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

     (iii) investments  in  money  market  mutual  funds  registered  under  the
          Investment   Company   Act  of  1940   having   assets  in  excess  of
          $2,500,000,000;

     (iv) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.; and

     (v) federally tax exempt securities rated "A" or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc.

provided that, in each case mentioned in (i), (ii), and (iv) above, such obligations shall mature not more than one year from the date of acquisition thereof.

     "Closing Date" shall mean the date of this Agreement.

                  "Collateral" shall mean all of the property of the Borrower and the Guarantors in which the Lender has been, or shall hereafter be, granted a lien or security interest under the Security Agreements.

     "Cornell Capital" shall mean Cornell Capital Partners, LP, a Delaware limited partnership.

     "Default" shall mean any condition, act or event that, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

     "Event of Default" shall have the meaning assigned to such term in Section 7 hereof.

     "Exchange Act" shall have the meaning assigned to such term in Section 4.8 hereof.

                  "Facility Termination Date" shall mean the earlier to occur of
(i) the Final Maturity Date, and (ii) such date as Term Loan shall otherwise be payable in full in accordance with the provisions of Section 7.1 of this Agreement.

     "Final Maturity Date" shall mean December 31, 2007.

     "Financing Agreements" shall mean the following agreements and instruments (as such agreements and instruments may be hereafter amended, modified or supplemented in accordance with their respective terms): (i) this Agreement,
(ii) the Security Agreements, (iii) the Term Note, (iv) the Guaranties, (v) the Pledge Agreements, (vi) the Intercreditor Agreement and (vii) any other supplementary security agreements or other collateral documents now or hereafter delivered to the Lender by the Borrower.

     "GAAP" shall mean principles that are (i) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (ii) consistently applied with past financial statements of the Borrower.

     "GreenShift" shall mean GreenShift Corporation, a Delaware corporation.

     "GS AgriFuels" shall mean GS AgriFuels Corporation a Delaware corporation.

     "GS CleanTech" shall mean GS CleanTech Corporation, a Delaware corporation.

     "GS Energy" shall mean GS Energy Corporation, a Delaware corporation.

     "Guaranties" shall have the meaning set forth in Section 2.6.1 hereof.

     "Guarantors" shall mean each of NextGen Fuel, Warnecke Design, Warnecke Rentals, GreenShift, GS AgriFuels, GS CleanTech and GS Energy.

     "Indebtedness" shall mean, with respect to any specified Person, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond 90 days, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all payment obligations of such Person with respect to interest rate or currency protection agreements,
     (vi) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), and (viii) all guarantees or other contingent liability of such Person.

     "Institutional Lender" shall mean any savings bank, savings and loan association, commercial bank or trust company, insurance company, or any holding or service company of any of the foregoing, in each case having capital of not less than $400,000,000 and authorized to do business in the United States.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of the date hereof, between the Lender and Cornell Capital.

     "Lender" shall have the meaning set forth in the preamble to this Agreement.

     "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset,
     (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Multiemployer Plan" shall mean a Plan described in Section 4001(a)(3) of ERISA.

     "Net Disposition Proceeds" shall mean the gross cash proceeds received by the Borrower or any Guarantor from the sale, lease transfer or other disposition of any of its assets (other than in the ordinary course of business) less the sum of (i) attorneys' fees, accountants' fees, investment banking fees and other customary fees and expenses actually incurred and paid to non-affiliated third parties in connection therewith,
     (ii) any sales taxes applicable thereto and (iii) income taxes reasonably estimated to actually be paid by the Borrower or such Guarantor with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Borrower or such Guarantor within one year of the date of such sale, lease, transfer or other disposition.

     "Net Securities Proceeds" shall mean, with respect to any sale of equity, debt or other securities of the Borrower, gross cash proceeds received from such sale less the sum of all reasonable fees and expenses with respect to underwriting discounts or commissions, legal, investment banking and accounting fees and disbursements, printing expenses and any governmental fees incurred in connection with such sale, in each case, which are payable to non-affiliated third parties. "Net Securities Proceeds" shall not include working capital loans or advances by and between the Borrower and the Secondary Guarantors.

     "NextGen Fuel" shall mean NextGen Fuel, Inc., a Delaware corporation.

     "NextGen Fuel Acquisition Agreement" shall mean that certain Stock Purchase Agreement, dated as of October 12, 2006, between the Borrower and Golden Technology Management, LLC, Philip Leveson, Jeff DeWeese, Goshen Capital, and Ron Robbins (collectively, the "Sellers", pursuant to which the Borrower shall purchase all of the issued and outstanding capital stock of NextGen Fuel from the Sellers.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Borrower to the Lender, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness of the Borrower with respect to the Term Loan, and the payment and performance of all other obligations, liabilities, and indebtedness of the Borrower to the Lender hereunder, under any one or more of the other Financing Agreements, including, without limitation, all fees, costs, expenses and indemnity obligations hereunder or thereunder.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, joint venture, firm, corporation, limited liability company, trust, charitable institution or other business or legal entity.

     "Plan" shall mean any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

     "Pledge  Agreements"  shall have the  meaning  set forth in  Section  2.4.2 hereof.

     "Primary Guarantors" shall mean each of NextGen Fuel, Warnecke Design and Warnecke Rentals.

     "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Reportable Event" shall mean any of the events set forth in Section 4043 of ERISA.

     "Secondary Guarantors" shall mean each of GreenShift, GS AgriFuels, GS Energy and GS CleanTech.

     "Secondary Guarantor Indebtedness" shall mean Indebtedness of any Secondary Guarantor, with the exception of Indebtedness now or hereafter owing to Cornell Capital, collateralized by such Guarantor's accounts receivable, inventory, equipment, real estate and other assets, as may be required in the ordinary course of business.

     "Security Agreements" shall have the meaning set forth in Section 2.4.2 hereof.

     "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other equity security.

     "Subsidiary" shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower.

     "Term Loan" shall have the meaning set forth in Section 2.2 hereof.

     "Term Loan Advance" shall have the meaning set forth in Section 2.2 hereof.

     "Term Note" shall have the meaning set forth in Section 2.2.5 hereof.

     "Warnecke Design" shall mean Warnecke Design Service, Inc., an Ohio corporation.

     "Warnecke Rentals" shall mean Warnecke Rentals, LLC, an Ohio limited liability company.

1.2 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financing Accounting Standards Board, and such changes would materially modify the interpretation or computation of the financial covenants contained in this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.

         SECTION II.  FINANCING

2.1 Term Loan. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower in the principal sum of $6,000,000 (the "Term Loan"), such Term Loan to be advanced by the Lender to the Borrower in one installment on the Closing Date.

2.1.1 The Borrower may not reborrow any amount borrowed and repaid in respect of the Term Loan.

2.1.2 The Term Loan shall bear interest on the outstanding principal balance thereof as provided in Section 2.2.1 hereof.

2.1.3 Concurrently with the execution and delivery of this Agreement, the Borrower shall evidence their obligation to pay the principal of and interest on the Term Loan by executing and delivering a single term note, in substantially the form of Exhibit A annexed hereto (the "Term Note") to the Lender in a principal amount equal to $6,000,000. The Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Term Note (or on a continuation of such schedule attached to such Term Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment and prepayment with respect to the Term Loan; provided, however, that the failure of the Lender to make such a notation on the Term Note shall not affect any obligations of the Borrower under the Term Note.

2.2  Interest. The Term Loan shall bear interest determined as follows:

2.2.1 Interest Rate. The outstanding principal amount of the Term Loan shall bear interest at a rate of twenty percent (20%) per annum, simple, from the Closing Date to the Final Maturity Date. The Borrower shall pay interest on the outstanding principal balance of the Term Loan at the foregoing rate monthly in arrears on the first day of each month beginning on the first day of the month immediately following the Closing Date, and at the Final Maturity Date (whether by acceleration or otherwise). Interest shall be computed on the basis of a 360-day year over the actual number of days elapsed.

2.2.2 Interest Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall on demand pay interest, to the extent permitted by law, on the unpaid Obligations at a rate per annum equal to four (4%) percent in excess of the rate otherwise applicable to such Obligations, but in no event in excess of the maximum rate permitted by applicable law.

2.2.3 Maximum Rate. Notwithstanding anything otherwise in this Section 2.2 to the contrary, the rate of interest payable by the Borrower shall not exceed the maximum rate permitted by applicable law. In the event the interest paid by the Borrower shall exceed the maximum lawful rate, at the Lender's option, the excess shall be applied in reduction of the principal balance of the Term Loan, or repaid to the Borrower.

2.3  Payment.

2.3.1 Repayment of Term Loan.

     (a) The outstanding principal sum of the Term Loan shall be repaid in monthly installments, payable on the first (1st) day of each month commencing on February 1, 2007, each of which payments shall be in an amount equal to the amount as follows:

          (i) On each of February 1 and March 1, 2007, the monthly installment of outstanding principal shall be an amount equal to the greater of (i) $300,000 and (ii) the applicable Biodeisel Systems Net Revenue Repayment Percentage for the preceding calendar month.

          (ii) On each of April 1, May 1 and June 1, 2007, the monthly installment of outstanding principal shall be an amount equal to the greater of (i) $350,000 and (ii) the applicable Biodeisel Systems Net Revenue Repayment Percentage for the preceding calendar month.

          (iii) On each of July 1, August 1, September 1, October 1, November 1 and December 1, 2007, the monthly installment of outstanding principal shall be an amount equal to the greater of (i) $400,000 and (ii) the applicable Biodeisel Systems Net Revenue Repayment Percentage for the preceding calendar month.

          (iv) All outstanding Obligations shall be due and payable on the Final Maturity Date.

     (b) Notwithstanding the foregoing, in the event Biodiesel Systems Net Revenues are received in any month, the Borrower shall remit to the Lender an amount equal to the applicable Biodeisel Systems Net Revenue Repayment Percentage as repayment of outstanding principal amount of the Term Loan within five (5) days of the receipt of such amounts (subject only to the settlement and clearing, if any, of such amounts). Any such repayment shall be applied to the required principal payment for the immediately succeeding month.

2.3.2 Biodiesel Systems Net Revenue Received Prior to January 1, 2007. In addition to the repayment terms set forth in Section 2.3.1, in the event that any Biodiesel Systems Net Revenues are received at any time between the Closing Date and January 1, 2007, the Borrower shall repay the outstanding principal amount of the Tem Loan in an amount equal to the applicable Biodeisel Systems Net Revenue Repayment Percentage for such period. Such payment shall be made within five (5) days of the receipt of such amounts (subject only to the settlement and clearing, if any, of such amounts).

2.3.3 Secondary Guarantor Indebtedness. In the event that any Secondary Guarantor incurs Secondary Guarantor Indebtedness at any time between the Closing Date and February 1, 2007, and additional installment of outstanding principal shall be due and payable on (i) January 1, 2007 or
     (ii) within five (5) days of such financing , if such financing closes and funds between January 2, 2007 and January 31, 2007.

2.3.4 Mandatory Prepayment.

     (a) Immediately upon the receipt by the Borrower of Net Securities Proceeds or Net Disposition Proceeds, the Borrower shall make or cause to be made a mandatory prepayment of the Term Loan as follows:

          (i) twenty five percent (25%) of the first $2,500,000 of such proceeds; and

          (ii) fifty percent (50%) of any amount of such proceeds in excess $2,500,000.

     (b) Upon the occurrence and during the continuance of an Event of Default, the foregoing mandatory prepayment provision shall apply to each Guarantor; provided, however, that no mandatory prepayment shall be made from the Net Disposition Proceeds of any Secondary Guarantor until and unless the Indebtedness owed Cornell Capital by any such Secondary Guarantor has been paid in full.

2.3.5 Optional Prepayment. After ninety (90) days from the Closing Date, the Borrower may, upon at least five (5) Business Days' notice to the Lender, prepay the Term Loan in whole, together with accrued interest to the date of such prepayment on the amount prepaid, without any prepayment penalty. If the Borrower shall prepay the Term Loan in whole at any time within ninety (90) days from the Closing Date, the Borrower shall pay to the Lender a termination fee equal to the lesser of (a) $300,000 less the amount of interest paid by the Borrower through the date of such termination and (b) $300,000.

2.3.6 Manner of Payment. All payments required to be made by the Borrower hereunder on account of principal, interest, or fees shall be made by wire transfer, in Dollars, in immediately available funds as set forth herein. Whenever any payment hereunder, or under any of the Financing Agreements, becomes due on a day on which the Lender is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding Business Day, and such extension of time shall be included in the computation of interest. The Borrower authorizes (but shall not require) the Lender to debit any account maintained by the Borrower on any date on which a payment is due to the Lender hereunder or under any of the Financing Agreements, in an amount equal to any unpaid portion of such payment.

2.4  Security and Guaranties.

2.4.1 Guaranties. As a condition precedent to the making of the Term Loan hereunder, each Guarantor shall guarantee the Obligations of the Borrower to the Lender pursuant to a guaranty agreement executed by such Guarantor (collectively, the "Guaranties").

2.4.2 Security. To secure repayment of the Term Loan, (i) the Borrower and each Guarantor shall grant a valid and perfected security interests to the Lender in the Collateral pursuant to a security agreement (collectively, the "Security Agreements"), (ii) GS AgriFuels shall grant a valid and perfected security interest to the Lender in all of the issued and outstanding capital stock of the Borrower held by GS AgriFuels pursuant to a pledge agreement, (iii) the Borrower shall grant a valid and perfected security interest to the Lender in all of the issued and outstanding capital stock of NextGen Fuel held by the Borrower pursuant to a pledge agreement, and (iv) GS Energy shall grant a valid and perfected security interest to the Lender in all of the issued and outstanding capital stock and membership interests of Warnecke Design and Warnecke Rentals, respectively, held by GS Energy pursuant to a pledge agreement (the pledge agreements referred to in clauses (ii), (iii) and (iv), collectively, the "Pledge Agreements").

2.5  Fees.

2.5.1 Origination Fee. On the Closing Date, the Borrower shall pay the Lender an origination fee of $120,000, an amount equal to two percent (2%) of the principal amount of the Term Loan.

2.5.2 Management Fee. On and after the Closing Date, the Borrower shall pay the Lender a management fee of $2,500 payable at the close of each calendar quarter during which the Agreement is in effect and at the Final Maturity Date, to cover audit costs and for the Lender's day-to-day services in conjunction with portfolio review and other oversight activities, which fee shall be due and payable at the close of each such calendar quarter and at the Final Maturity Date.

2.5.3 Legal Fees. The Borrower shall pay the Lender a fee on or prior to the Closing Date to cover the legal fees and expenses incurred by the Lender in the preparation of the Financing Agreements. The parties acknowledge that the Borrower has already advanced to the Lender $ 12,500 for this purpose. The balance, if any, shall be paid from the Term Loan.

         SECTION III.  CONDITIONS PRECEDENT

3.1 Execution and Delivery of Agreement. The obligation of the Lender to execute and deliver this Agreement is subject to the conditions precedent that:

3.1.1 Evidence of Corporate Action; Certificate and Agreement. The Lender shall have received (i) copies of all action taken by the Borrower and each Guarantor to authorize the execution, delivery and performance of this Agreement; (ii) a copy of the Borrower's and each Guarantor's respective Articles of Incorporation (or similar charter documentation), as amended to date; (iii) a copy of the By-Laws (or similar documentation) of the Borrower and each Guarantor, as amended to date, and (iv) an incumbency certificate from the Borrower and each Guarantor. All of the documents listed in subsections (i) through (iv) shall be certified by the Secretary of the Borrower and each Guarantor in a Certificate dated as of even date herewith.

3.2 Extension of Credit. The obligation of the Lender to make the Term Loan is subject to the conditions precedent that:

3.2.1 Financing Agreements. The Borrower shall have executed and delivered to the Lender the Financing Agreements to be executed by it, and all other agreements, instruments and documents required or contemplated by this Agreement and the Financing Agreements.

3.2.2 Evidence of Corporate Action; Certificate and Agreement. The Lender shall have received (i) copies of all action taken by the Borrower and each Guarantor to authorize the execution, delivery and performance of the other Financing Agreements to be executed by it.

3.2.3 Insurance. The Lender shall have received correct and complete copies of all insurance policies of the Borrower in compliance with Sections 5.2.2 and 5.2.3 hereof and the certificates required thereby. The Borrower shall have executed and delivered to the Lender one or more assignments, in form and substance reasonably satisfactory to the Lender and its counsel, of the insurance policy identified in Section 5.2.4 hereof.

3.2.4 Opinion of Counsel. The Lender shall have received a written opinion from Kevin Kreisler, Esq., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lender and its counsel.

3.1.5. Field Audit. The Lender shall have conducted a satisfactory examination of the books and records of the Borrower.

3.1.6. Security Interest. The Lender shall have received evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other liens granted under the Security Agreements and the Pledge Agreements have been duly taken, and that there are no security interests senior to the security interests granted in favor or for the benefit of the Lender except such other security interests as may be permitted by the terms of this Agreement to be senior to the security interests granted in favor of the Lender.

3.1.7. Financial Statements. On or prior to the Closing Date, the Lender shall have received from the Borrower the financial statements of the Borrower for the six-month period ended June 30, 2006 (consisting of balance sheets and related statements of income, retained earnings, shareholders' equity and cash flows for the period then ended, including the related schedules annexed thereto).

3.1.8. Prepaid Interest Account. The Borrower shall deposit with the Lender $300,000 to be applied to the payment of interest, which amount shall be paid from the Term Loan.

3.1.9. NextGen Fuel Acquisition. The Lender shall have received a true and correct copy of the NextGen Fuel Acquisition Agreement, including all schedules and exhibits thereto, and each of the other agreements, instruments, certificates and opinions delivered in connection therewith (collectively, the "NextGen Fuel Acquisition Documents"), all of which shall be in full force and effect. The NextGen Fuel Acquisition Documents shall be accompanied by a certificate, dated the Closing Date, of an officer of the Borrower to such effect. The transactions described in the NextGen Fuel Acquisition Documents shall have been consummated in accordance with their term sand provisions thereof and the Borrower and each other party the NextGen Fuel Acquisition Documents shall be in compliance with all the terms of the NextGen Fuel Acquisition Documents to which it is a party and the Lender shall have received a certificate of an officer of the Borrower certifying that the only condition to the consummation of the NextGen Fuel Acquisition remaining to be satisfied under the NextGen Fuel Acquisition Documents (which condition shall be satisfied substantially simultaneously with the making of the Term Loan) is the delivery of funds sufficient to pay the consideration under the NextGen Fuel Acquisition Documents. 3.1.10. Warnecke Design Indebtedness. The Indebtedness owed to each of The Fort Jennings State Bank, Firstar Bank, N.A. and U.S. Bank N.A. by Warnecke Design shall have been paid in full, and the Lender shall have received a copy of payoff letters and other release documents terminating the liens and security interests of such lenders, as applicable, each in form and substance satisfactory to the Lender.

         SECTION IV.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

4.1 Organization. The Borrower and each Guarantor is a duly organized and validly existing corporation or limited liability company in good standing under the laws of its jurisdiction of formation with perpetual existence, and has all requisite right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on the practice of law, and all other business activities now conducted and as presently proposed to be conducted. The Borrower and each Guarantor has qualified and is in good standing as a foreign corporation or limited liability company, as the case may be, in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification, except such jurisdictions, if any, in which the failure to be so qualified will not have a material and adverse effect on either the conduct of its business or the ownership of its properties.

4.2 Authorization. The Borrower and each Guarantor have all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the other Financing Agreements executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. The Borrower and each Guarantor have taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements executed by it and any other related agreements, instruments or documents delivered or to be delivered by the Borrower or any Guarantor, respectively, pursuant hereto and thereto. This Agreement, the other Financing Agreements executed by the Borrower and each Guarantor and all related agreements, instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to the exercise of judicial discretion in accordance with general principles of equity.

4.3 No Conflicts. Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, by the Borrower or any Guarantor, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law, statute or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of their respective properties (except as contemplated hereunder or under the other Financing Agreements) or will violate any provision of the Articles of Incorporation or By-Laws of the Borrower and any Guarantor, in each case, as amended to date.

4.4  Compliance and Other Agreements.

4.4.1 Except for the failure of each of GreenShift, GS AgriFuels and GS CleanTech to register certain equity securities pursuant to agreements with Cornell Capital and the failure of GS CleanTech to maintain sufficient amounts of authorized common stock, neither the Borrower nor any Guarantor is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Borrower or such Guarantor.

4.4.2 Neither the Borrower nor any Guarantor is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are, subject, except for such defaults or violations which, in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Borrower or such Guarantor.

4.4.3 Neither the Borrower nor any Guarantor is a party to or bound by, nor is any of its properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Borrower may now foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Borrower or such Guarantor.

4.5 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate thereof has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

4.6 Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Borrower and each Guarantor) which are required as a condition to the validity or enforceability of this Agreement, the other Financing Agreements or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto, have been effected or obtained and are in full force and effect.

4.7 Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.8 Regulation U; Securities Exchange Act of 1934. The Borrower is not engaged principally, or as one of its more important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors (the "Board") of the Federal Reserve System). None of the proceeds of the Term Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation
     U. The Borrower will not take, nor permit any agent acting on its or his behalf to take, any action which might cause this Agreement or any of the Financing Agreements to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 (the "Exchange Act") in each case as in effect on the date hereof or as amended hereafter.

4.9  Use of Funds.  The  proceeds of the Term Loan shall be used by the Borrower
     (i) to purchase all of the issued and outstanding capital stock of NextGen Fuel pursuant to the NextGen Fuel Acquisition Agreement, (ii) for the repayment of certain outstanding Indebtedness of Warnecke Design and Warnecke Rentals, (iii) for the general working capital needs of the Borrower, (iv) costs of issuance and (v) for interest reserves.

4.10 Financial Statements. The Borrower has heretofore delivered to the Lender the financial statements of the Borrower for the fiscal year ended December 31, 2005 and the internal financial statements for the six-month period ended June 30, 2006 (consisting in each case of balance sheets and related statements of income, retained earnings, shareholders' equity and cash flows for the fiscal year or period then ended, including the related schedules annexed thereto). Such financial statements were prepared in accordance with GAAP and present fairly the financial position and results of operations of the Borrower as of the dates of and for the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements that were not reflected therein or in the notes thereto in accordance with GAAP. There has been no material adverse change since June 30, 2006 in the business, operations, property, or assets of the Borrower.

4.11 Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed by it. The Borrower has paid all taxes (including interest and penalties) as shown on such returns or any assessment or notice of tax claim or deficiency received by it or him to the extent that such taxes have become due except as otherwise disclosed on Schedule 4.11. The Borrower has no knowledge of any proposed material tax assessment against or affecting it and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by it or him, or any other Person, except as is otherwise disclosed on Schedule
     4.11. All material tax liabilities are adequately provided for or reserved against on the books of the Borrower in accordance with GAAP.

4.12 Title to Properties/Priority of Liens.

4.12.1 The Borrower and each Guarantor have good and marketable title to, or valid leasehold interests in, all of the properties and assets reflected on the most recent of the financial statements delivered to the Lender pursuant to Section 4.10 or acquired by it after the date of such financial statement and prior to the date hereof, except for those properties and assets which have been disposed of since such date in the ordinary course of business. All such properties and assets are owned or leased by the Borrower or any Guarantor, free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except (i) such as are disclosed on Schedule 4.12 hereto, (ii) such as are in favor of the Lender, and (iii) such as are permitted under the provisions of Section 6.2 hereof.

4.12.2 The liens and security interests granted to the Lender by the Borrower and each Guarantor under the Security Agreements and the Pledge Agreements, respectively, constitute valid and perfected liens and security interests in the collateral secured thereby and, except as disclosed on Schedule 4.12 hereto, such liens and security interests shall be prior to all other liens and security interests in such collateral.

4.13 Litigation. There are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or governmental authority pending or threatened against the Borrower, each Guarantor or any of their respective properties or assets which (i) either in any case or in the aggregate, if adversely determined, would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower, or (ii) question the validity or enforceability of this Agreement, the Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

4.14 Insurance. All physical properties and assets of the Borrower are insured in accordance with the requirements of Section 5.2.2 hereof.

4.15 Brokers. Except for the fee payable to Kubera Management Inc., which shall be paid by the Borrower at Closing out of the proceeds of the Term Loan, no broker or finder acting on behalf of the Borrower has brought about the consummation of the transactions contemplated hereby. The Borrower has not taken, and will not take, any action which would cause the Lender to have any obligation or liability to any Person for finders fees, brokerage fees, agents' commissions or like payments in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

4.18 Disclosure. No certificate, statement, report or other document furnished to the Lender by or on behalf of the Borrower in connection herewith or in connection with any transaction contemplated hereby, or this Agreement, or any Financing Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

4.19 Ownership. GS AgriFuels owns 100% of the issued and outstanding shares of capital stock of the Borrower and no other person has any right or option to acquire any interest therein. The Borrower owns 100% of the issued and outstanding shares of capital stock of NextGen Fuel and no other person has any right or option to acquire any interest therein. GS Energy owns 100% of the issued and outstanding shares of capital stock of Warnecke Design and no other person has any right or option to acquire any interest therein. GS Energy owns 100% of the issued and outstanding limited liability company interests of Warnecke Rentals and no other person has any right or option to acquire any interest therein. GreenShift holds approximately 90% of the voting power of GS AgriFuels, approximately 80% of the voting power of each of GS CleanTech and GS Energy. Viridis Capital, LLC holds 80% of the voting power of GreenShift.

4.19 No Event of Default. After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements and the other instruments or documents delivered in connection herewith and therewith, there does not exist at the date hereof any Default or Event of Default.

4.20 Names. Neither the Borrower nor any Guarantor has been known by any other corporate or fictitious name.

         SECTION V.  AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that, until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance with, the following covenants:

5.1 Preservation of Existence. The Borrower and each Guarantor will each preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or in view of the ownership of its properties.

5.2  Maintenance of Properties; Insurance.

5.2.1 The Borrower and each Guarantor will each maintain in good repair, working order and condition all properties used or useful in its business (ordinary wear and tear excepted) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements, additions and improvements thereto to the extent necessary for the operation of their respective businesses.

5.2.2 The Borrower and each Guarantor shall be a beneficiary of insurance, with financially sound and reputable insurers reasonably acceptable to the Lender, with respect to its properties and business, against loss or damage of the kinds and in the amounts customarily insured against by businesses of established reputation engaged in the same or a similar business and similarly situated.

5.2.3 The Borrower shall provide the Lender with evidence satisfactory to the Lender that each policy provided for in this Section 5.2 is in full force and effect, and each such policy shall provide that the Lender shall receive not less than thirty (30) days' notice of cancellation.

5.3 Payment of Taxes. The Borrower and each Guarantor will each pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that the Borrower and each Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall be contested in good faith by proper proceedings, and if the Borrower or any Guarantor it shall have set aside on its books appropriate reserves.

5.4  Field Audit and Examinations.

5.4.1 Without limiting the rights of the Lender under any other Financing Agreement, the Lender, or any Person designated by the Lender, shall have the right, from time to time to call at the place or places of business of the Borrower or any Guarantor (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and without hindrance or delay, and in the absence of a Default or an Event of Default, upon one (1) Business Days notice, (i) to inspect, audit, check and make copies of and extracts from the books, records, journals, correspondence and other data relating to the business of the Borrower and any Guarantor, (ii) to verify such matters concerning the Collateral as the Lender (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of the Borrower or any Guarantor and with their officers, directors and accountants. Upon request, the Borrower will provide the Lender with copies of such documents as the Lender may reasonably request. The Borrower shall pay on demand all reasonable out-of-pocket expenses incurred by the Lender in connection such field audits. In addition to the foregoing, the Borrower and NextGen Fuel shall provide the Lender with electronic access to view their bank accounts, if such access is available.

5.5 Accounting; Financial Statements and Other Information. The Borrower will maintain a system of accounting established and administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year for depreciation, obsolescence, amortization, bad debts and other purposes as shall be required by GAAP. The Borrower will deliver, or cause to be delivered, to the Lender:

5.5.1 As soon as practicable after the end of each fiscal year of the Borrower, and in any event within ninety (90) days thereafter, a balance sheet of the Borrower as at the end of such year and the related statements of income, retained earnings, shareholders' equity and changes in financial position of the Borrower for such year, all in reasonable detail and satisfactory in scope to the Lender, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP (subject to minor reclassifications) and prepared by management and with in one hundred and eighty days (180), Financial Statements in accordance with GAAP audited by an independent certified public accounting firm of recognized standing selected by the Borrower and acceptable to the Lender, and shall fairly present the financial position and operations of the Borrower as of the end of such year;

5.5.2 As soon as practicable following the end of the first and third fiscal quarter of the Borrower, but in any event not later than sixty (60) days thereafter, an unaudited balance sheet of the Borrower as of the end of such quarter and the related combined statements of income, retained earnings and shareholders' equity of the Borrower for such quarter, all in reasonable detail and satisfactory in scope to the Lender, setting forth for each such period in comparative form the corresponding figures for the appropriate period of the preceding fiscal year, which statements shall be prepared in accordance with GAAP and, subject to normal year-end adjustments, shall present fairly the financial position and operations of the Borrower as at the end of the period involved;

5.5.3 Promptly upon receipt thereof, copies of any reports (including, without limitation, any management letters) submitted to the Borrower by any independent certified public accountant in connection with the examination of the annual or interim financial statements of the Borrower by such accountant;

5.5.4 Promptly upon the issuance thereof, copies of all reports, if any, sent by the Borrower to the Securities and Exchange Commission or any other governmental agency or any securities exchange; 5.5.5 On a monthly basis, a written update on the status of the registration of equity securities by each of GreenShift, GS AgriFuels and GS CleanTech pursuant to agreements with Cornell Capital, as referred to in Section 4.4.1 hereof;

5.5.6 Concurrently with the delivery of the financial statements required to be furnished by Sections 5.5.1 and 5.5.2 hereof, a certificate signed by the chief executive officer of the Borrower stating (a) that a review of the activities of each during such period has been made under his immediate supervision with a view to determining whether such entity has observed, performed and fulfilled all of its obligations under this Agreement, and
     (b) that to his knowledge there existed during such period no Default or Event of Default or if any such Default or Event of Default did exist, specifying the nature thereof, the period of existence thereof and what action such entity proposes to take, or has taken, with respect thereto;

5.5.7 Promptly upon learning of the occurrence of any Default or Event of Default, a certificate signed by the chief executive officer of the Borrower specifying the nature thereof and the action the Borrower propose to take or has taken with respect thereto;

5.5.8 Immediately upon becoming aware of any development or other information which may materially and adversely affect the properties, business, profits, condition of the Collateral or financial condition of the Borrower or the ability of the Borrower to perform or comply with this Agreement or to pay any of the Obligations, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect;

5.5.9 Concurrently with the receipt thereof, copies of all signed sale contracts with respect to any biodiesel systems, including the price, payment terms and expected delivery date thereof; and

5.5.10 With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Lender with respect to the Borrower.

5.6  Compliance.   The  Borrower  will  comply  with  the  requirements  of  all applicable laws, rules, regulations or orders of any governmental authority, and all agreements to which it is a party, the noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business operations, prospects or assets, or the condition, financial or otherwise, of the Borrower.

5.7 ERISA. The Borrower shall maintain compliance in all material respects with the applicable provisions of ERISA. The Borrower will deliver to the Lender, promptly after the filing or receiving thereof, copies of all reports, including annual reports and notices, which the Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Lender a certificate of the chief executive officer or chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

5.8 Ownership/Control. GS AgriFuels shall continue to own not less than 100% of the issued and outstanding shares of capital stock of the Borrower and no other person shall have any right or option to acquire any interest therein. The Borrower shall continue to own not less than 100% of the issued and outstanding shares of capital stock of NextGen Fuel and no other person shall have any right or option to acquire any interest therein. GS Energy shall continue to own not less than 100% of the issued and outstanding shares of capital stock of Warnecke Design and no other person shall have any right or option to acquire any interest therein. GS Energy shall continue to own not less than 100% of the issued and outstanding limited liability company interests of Warnecke Rentals and no other person shall have any right or option to acquire any interest therein. GreenShift shall continue to have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of each of GS AgriFuels, GS CleanTech and GS Energy. Viridis Capital, LLC shall continue to have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of GreenShift. The parties acknowledge that GS AgriFuels and GS Energy are party to an Agreement and Plan of Merger dated October 18, 2006, pursuant to which GS Energy will merge into GS AgriFuels, which company will be the survivor; at the conclusion of this transaction, Warnecke will be a 100% owned subsidiary of GS AgriFuels.

5.9 Change in Business. Neither the Borrower nor any Primary Guarantor will make any material change in the character of its business as carried on at the date hereof.

5.10 Notification  to Lender.  The Borrower shall promptly  notify the Lender of
     (i) any Event of Default, (ii) any Default, (iii) any litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower, any Guarantor or any of their respective assets, (iv) each and every default by the Borrower under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, and (v) any change in the jurisdiction of formation or chief executive office of the Borrower or location of any of the Collateral from that listed in any of the Financing Agreements, in each case, describing the nature thereof and the action the Borrower or any Guarantor, as the case may be, proposes to take with respect thereto.

5.11 Opinion of Counsel. Within ten (10) days of the Closing Date, the Lender shall have received a written opinion from ______________, counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lender and its counsel. Such opinion shall be reasonably identical in form and substance to the opinion of counsel delivered pursuant to Section 3.2.4 hereof.

5.12 Further Assurances. The Borrower will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, any additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Lender's opinion to effectuate the provisions or purposes of this Agreement and the other Financing Agreements.

         SECTION VI.  NEGATIVE COVENANTS

         The Borrower covenants and agrees that, until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance, with the following covenants:

6.1  Investments and Guaranties.

6.1.1 Except for working capital loans or advances by and between the Borrower and GS AgriFuels and/or GreenShift (each of which shall be subordinated to the Term Loan), and any repayment of such loans or advances, the Borrower shall not, directly or indirectly, make or permit to be outstanding any loan or advance to any Person or purchase or acquire any capital stock, assets, obligations or other securities of, or make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, other than Cash Equivalents.

6.1.2 The Borrower shall not, directly or indirectly, assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods, or services other than in the ordinary course of business, or otherwise to assure the creditors of any Person against loss) other than (i) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) guarantees in favor of the Lender.

6.2  Limitation on Liens.

6.2.1 Neither the Borrower nor any Guarantor will create, assume or suffer to exist any lien, mortgage, pledge or other encumbrance of any kind with respect to its real or personal property, whether now owned or hereafter acquired, except for: (i) liens in favor of the Lender, (ii) liens in favor of Cornell Capital, (iii) liens created in the assets of any Secondary Guarantor pursuant to Secondary Guarantor Indebtedness incurred in accordance with Section 6.3(b) hereof; (iv) liens for taxes or assessments or other government charges or levies not yet due and payable or if due and payable being actively contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; (v) liens imposed by law, such as mechanics', materialmen's, and landlords' liens, securing obligations incurred in the ordinary course of business which are not past due or which are being actively contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (vi) liens under workmen's compensation, unemployment insurance, social security or similar legislation; (vii) liens, deposits, or pledges to secure the performance of leases, statutory obligations, surety and appeal bonds or other similar obligations arising in the ordinary course of business;
     (viii) judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed, and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and (ix) liens existing on the date hereof and listed on Schedule 4.12 hereto (and extension, renewal and replacement liens upon the same property subject to such listed lien, provided that the amount secured by each such lien constituting such an extension, renewal or replacement lien shall not exceed the amount secured by the lien theretofore existing).

6.3  Additional Obligations.

     (a) Neither the Borrower nor any Primary Guarantor shall not create, incur, assume or permit to exist any Indebtedness, except (i) all Indebtedness incurred under this Agreement and the Financing Agreements or any other agreement with the Lender; (ii) Indebtedness incurred with Cornell Capital as set forth in the Intercreditor Agreement, (iii) trade payables and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and not more than thirty (30) days past due (of if past due the obligation with respect thereto is being actively contested in good faith and by appropriate proceedings), (iv) Indebtedness secured by liens referred to in Section 6.2, (v) loans and advances permitted pursuant to Section 6.1.1 and (vi) all other obligations which are subordinate in right of payment to the Obligations of the Borrower hereunder, provided that the terms of such obligations and their subordination are previously approved by the Lender in writing, and provided that no such obligations shall be paid or prepaid other than in accordance with such terms as have been previously approved in writing by the Lender. Neither the Borrower nor any Primary Guarantor shall substitute any collateral with respect to any obligations to any creditor without the prior written consent of the Lender, which may be withheld in its sole discretion.

     (b) Notwithstanding the foregoing, the Secondary Guarantors shall be permitted to incur Secondary Guarantor Indebtedness, provided:

          (i) if such Secondary Guarantor Indebtedness is to be incurred before February 1, 2007: (A) the Secondary Guarantor incurring such Indebtedness shall give the Lender notice of the creation of such Indebtedness, (B) such Indebtedness shall be incurred with an independent financing source, (C) the loan-to-value ratio of such Indebtedness shall not exceed 80% and (D) an additional installment of outstanding principal shall be due and payable as set forth in Section 2.3.3 hereof; and

          (ii) if such Secondary Guarantor Indebtedness is to be incurred after February 1, 2007: (A) the Secondary Guarantor incurring such Indebtedness shall give the Lender notice of its intention to incur such Indebtedness and (B) the Lender shall have ten (10) days after the receipt of such notice to consent to the creation of such Indebtedness; provided, however, that the Lender shall not withhold such consent unless (y) any payment default under
               Section 7.1.1 is currently existing or (z) in the immediately preceding ninety (90) days there have occurred more than three
               (3) events which caused or which could have caused an Event of Default.

6.4 Dividends, Redemptions. The Borrower shall not declare or pay any dividend on its capital stock (other than dividends) or otherwise make any distribution of assets to its shareholders or purchase, redeem or otherwise acquire for value any of its capital stock without the prior consent of the Lender, not to be unreasonably withheld.

6.5 Mergers, Etc. The Borrower shall not dissolve or otherwise sell or dispose of all or any substantial part of its assets and shall not consolidate with or merge into another entity or business or permit one or more entities to consolidate with or merge into it, without the prior consent of the Lender.

6.6 Capital Expenditures. The Borrower shall not make capital expenditures, except as specifically contemplated pursuant to Section 4.9 hereof.

6.7 Accounting Changes. The Borrower shall not make any change in its accounting treatment or financial reporting practices except as required by GAAP, and then only upon giving the Lender prior notice thereof.

6.8 Transactions with Affiliates. Except as set forth in Section 6.1.1. hereof, the Borrower shall not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with any member, Affiliate or agent of the Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

6.9 Negative Pledges, Etc.. The Borrower shall not enter into any agreement (other than this Agreement or any other Financing Agreement) which (i) prohibits the creation or assumption of any Lien superior to the Lender's Lien upon any of the Collateral, including, without limitation, any hereafter acquired property or (ii) specifically prohibits the amendment or other modification of this Agreement or any other Financing Agreement.

6.10 Compensation. The Borrower shall not increase the salary, bonus or other compensation of any of their officers or senior management as in effect on the date hereof by more than ten percent (10%), without the Lender's consent.

6.11 Recapitalization. The Borrower shall not sell, issue or agree to sell or issue any capital stock of any class, expect under such circumstances as will, in the opinion of the Lender, not result in a material adverse change in the financial or business condition of the Borrower or the value of the Lender's security for the Term Loan.

         SECTION VII.  EVENTS OF DEFAULT/REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

7.1.1 Payment Default. If the Borrower shall fail to pay any installment of principal or interest on the Term Loan, or any fee or charge due and payable under this Agreement or any other Financing Agreement, in each case within five (5) days after such amount shall become due and payable, and if the Borrower shall fail to cure any such failure to pay within five (5) days of Borrower's receipt of written notice from Lender relative to any such failure to pay; or

7.1.2 Certain Covenants. If a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in Sections 5.2.1, 5.2.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 6.7 or
     6.8 of this Agreement, and such default shall continue for a period of thirty (30) days after the earlier to occur of (i) the Borrower obtaining knowledge of such default and (ii) notice to the Borrower setting forth the default or defaults;

7.1.3 Other Covenants. If a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in Sections 7.1.1 and 7.1.2 above) or any of the other Financing Agreements or any other agreement between the Lender and the Borrower, or if this Agreement or any other Financing Agreements shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever without the prior written consent of the Lender; provided, however, in the case of a failure by a Secondary Guarantor to perform or observe such covenant, agreement or provision, an Event of Default shall occur only if such default shall continue for a period of thirty (30) days after the earlier to occur of (i) such Secondary Guarantor or the Borrower obtaining knowledge of such default and (ii) notice to the Borrower and such Secondary Guarantor setting forth the default or defaults;

7.1.4 Representations. If any material representation or warranty made by or on behalf of the Borrower or any Guarantor, whether contained in this Agreement, in any of the other Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or

7.1.5 Voluntary Insolvency Proceedings. If the Borrower, any Primary Guarantor, GS AgriFuels or GS Energy shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or

7.1.6 Involuntary Insolvency Proceedings. A proceeding or case shall be commenced, without the application or consent of the Borrower, any Primary Guarantor, GS AgriFuels or GS Energy in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of the Borrower or any such Primary Guarantor, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower or any such Primary Guarantor, or of all or any substantial part of any of their assets, or
     (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of forty five (45) days; or any order for relief against the Borrower or any such Primary Guarantor, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of forty five (45) days; or

7.1.7 Divestiture of Assets. If any order, judgment, or decree shall be entered in any proceeding requiring the Borrower or any Primary Guarantor to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within forty five (45) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

7.1.8 Judgments and Tax Liens. If one or more judgments exceeding $250,000 in the aggregate against the Borrower or any Primary Guarantor, or federal or state tax liens exceeding $500,000 in the aggregate against the Borrower or such Primary Guarantor, or attachments to recover more than $500,000 in the aggregate against the Borrower's or such Primary Guarantor's property, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment or tax lien against the Borrower or any Primary Guarantor; or

7.1.9 Other Defaults. If the Borrower shall (i) fail to pay any indebtedness for borrowed money or any interest or premium thereon, or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure to pay is not cured within any applicable grace or cure period contained in such agreement; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

7.1.10 Suspension of Business. If the Borrower or any Primary Guarantor shall suspend or have suspended (voluntarily or involuntarily and for whatever reason) the operation of a material portion of its business for a period of twenty (20) business days; or

7.1.11 ERISA. If any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, is not cured within thirty (30) days of notice thereof to Borrower or subjects the Borrower or any ERISA Affiliate to any tax penalty, or other liability which in the aggregate may exceed $10,000.

7.1.12 Change in Condition. Any change in the condition or affairs (financial or otherwise) of the Borrower or any Primary Guarantor shall occur which, in the Lender's reasonable opinion, increases the material risk with respect to the Term Loan or impairs any of the Lender's security therefor.

7.2 Remedies. Upon the occurrence of any one or more of such Events of Default, the Lender may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare the Term Loan to be due and payable together with interest at the default rate specified in the instruments or documents evidencing the Term Loan; provided, however, that if such event is an event specified in Section 7.1.5 or 7.1.6, then the Term Loan shall automatically become due and payable together with interest at the default rate specified in the instruments evidencing the Term Loan. The Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform Commercial Code of any other state in which any Collateral may be situated, and, additionally, all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the other Financing Agreements. The Lender may, at its option, cure any default by the Borrower under any agreement with a third party which constitutes, or would with notice or lapse of time or both constitute, an Event of Default hereunder, and may add the amount expended in such cure to the Obligations and charge the Borrower's account therefor, such amounts to be repayable by the Borrower on demand; the Lender shall be under no obligation to effect such cure and shall not by making any payment for the Borrower's account be deemed to have assumed any obligation or liability of the Borrower.

         SECTION VIII.  MISCELLANEOUS

8.1 Expenses. The Borrower, whether or not the transactions contemplated hereby are consummated, shall pay to the Lender, or reimburse the Lender for, all out-of-pocket expenses incurred by the Lender in connection with the preparation, administration and enforcement of this Agreement, the other Financing Agreements, all other agreements, instruments and documents executed and delivered in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect thereof, including, but not limited to, filing fees, expenses for searches, and the reasonable fees and disbursements of counsel to the Lender.

8.2 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of the Lender.

8.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Lender hereunder and under the Financing Agreements and under any other present and future agreements between the Lender and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

8.4 Notices and Deliveries. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: if by hand (with receipt acknowledged), immediately upon delivery; if by express mail or any other overnight delivery service, one day after dispatch (unless the delivery service publicly announces that due to events beyond its control deliveries may not be made on the next day, then in accordance with the delivery schedule so announced by the delivery service); and if by certified mail, return receipt requested, four days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

                  If to the Lender:

                           The Stillwater Asset-Backed Fund LP
                           41 Madison Avenue - 29th Floor
                           New York, New York 10010
                           Attn:  Mr. Richard Rudy

                  with copies to:

                           Warshaw Burstein Cohen
                             Schlesinger & Kuh, LLP
                           555 Fifth Avenue
                           New York, New York 10017
                           Attn: Marshall N. Lester, Esq.

                  and

                           The Oxbridge Group LLC
                           420 Lexington Avenue
                           New York, New York 10170
                           Attn:  Mr. Frederick Gorsetman

                  If to Borrower:

                           c/o Greenshift Corporation
                           One Penn Plaza, Suite 1612
                           New York, New York 10119
                           Attn:  Mr. Kevin Kreisler

                  with a copy to

                           Sonageri & Fallon, LLC
                           411 Hackensack Plaza
                           Hackensack, New Jersey
                           Attn:  James Sonageri, Esq.

8.5 Amendments and Waivers. Neither this Agreement, nor any of the other Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.6 Applicable Law. This Agreement and the other Financing Agreements and any other document referred to herein or therein, and the obligations of the parties hereunder or thereunder, are being executed and delivered in New York, New York, and shall be construed and interpreted in accordance with the laws of the State of New York applied to agreements entered into and performed therein.

8.7 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns, except that the Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of the Lender.

8.8 Partial Invalidity. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

8.9 Headings and Word Meanings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement. The words "herein," "hereinabove," "hereof," and "hereunder," when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the masculine gender shall include the feminine and neuter and the disjunctive shall include the conjunctive, and vice versa, unless the context otherwise requires.

         8.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

8.11 JURISDICTION; SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO OR THERETO. IN ANY SUCH LITIGATION, THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREIN, OR DESIGNATED IN WRITING PURSUANT TO, THIS AGREEMENT OR IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

8.12 Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Lender harmless from and against any and all claims, damages, investigations, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower or third parties with whom either has a contractual relationship, their respective use of proceeds of the Term Loan, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

8.13 Marshalling; Recourse to Security; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Financing Agreements or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender exercises its rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. 8.14 Set-off. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to set off and apply against any Obligation, whether matured or immature, of the Borrower any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of set-off may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit or creditors, receiver, or execution, judgment or attachment creditor of any of them, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender, of, or of notice of, any such event or proceeding.

8.15 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Lender. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                            NEXTGEN ACQUISITION, INC.


                            By: /s/ Kevin Kreisler
                                ----------------------------------
                            Name:   Kevin Kreisler
                            Title:  Chairman and Chief Executive Officer


                            THE STILLWATER ASSET-BACKED FUND LP

                            By: /s/
                            Name:
                            Title:

                                    Exhibit A


                                    TERM NOTE


$6,000,000.00                                              October __, 2006


     NEXTGEN ACQUISITION INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE STILLWATER ASSET-BACKED FUND LP (the "Lender"), at the office of the Lender at 41 Madison Avenue, New York, New York 10010, in lawful money of the United States and in immediately available funds, the principal sum of SIX MILLION DOLLARS ($6,000,000.00) pursuant to the Credit Agreement (as defined below).

     This Note is the Term Note referred to in that certain Credit Agreement, dated as of the date hereof, between the Borrower and the Lender (as such agreement may be further amended from time to time the "Credit Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Credit Agreement. Capitalized terms used herein shall be defined as in the Credit Agreement.

     The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Credit Agreement. Interest on this Note shall be payable monthly on the first day of each month commencing on the date hereof, and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

     If any payment on this Note becomes due and payable on a day which is not a Business Day, such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

     The Borrower hereby waives diligence, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrower and the Lender, or any holder hereof.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provisions of this note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions thereof shall in no way be affected thereby.


                                  NEXTGEN ACQUISITION INC.


                                  By:_______________________________
                                  Name:  Kevin Kreisler
                                  Title:  Chairman and Chief Executive Officer